CUSHING FUNDS TRUST
SECOND AMENDMENT TO THE CUSTODY AGREEMENT

THIS SECOND AMENDMENT dated as of the 28th day of November, 2012, to the Custody Agreement, dated as of August 30, 2010, as amended April 2, 2012 (the "Agreement"), is entered into by and between CUSHING FUNDS TRUST f/k/a CUSHING MLP FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add The Cushing Renaissance Advantage Fund and its fees, and to change the name of Trust; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Effective June 4, 2012, Cushing MLP Funds Trust became known as Cushing Funds Trust, a Delaware statutory trust.  Accordingly, all references to Cushing MLP Funds trust in the Agreement were replaced with Cushing Funds Trust.

Amended Exhibit C is hereby superseded and replaced with Amended Exhibit C attached hereto.

Exhibit D is hereby superseded and replaced with Amended Exhibit D attached hereto.

Exhibit D-1, fees for The Cushing Renaissance Advantage Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CUSHING FUNDS TRUST	U.S. BANK, N.A.

By: /s/ Jerry V. Swank	By: /s/ Michael R. McVoy
Printed Name: Jerry V. Swank	Printed Name: Michael R. McVoy
Title: President	Title: Senior Vice President

11/20/12

Amended Exhibit C to the Custody Agreement

Separate Series of Cushing Funds Trust

Name of Series
The Cushing MLP Premier Fund
The Cushing Royalty Energy Income Fund
The Cushing Renaissance Advantage Fund

11/20/12

Amended Exhibit D to the Custody Agreement
DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE at August, 2010 – Fees for The Cushing MLP Premier Fund and The Cushing Royalty Energy Income Fund

Annual Fee Based Upon Market Value Per Fund*
.40 basis point on average daily market value
Minimum annual fee per fund - $_____
Plus portfolio transaction fees

Portfolio Transaction Fees

$_____ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$_____ /U.S. Bank repurchase agreement transaction
$_____ /short sale
$_____ /option/future contract written, exercised or expired
$_____ /mutual fund trade/Fed wire/margin variation Fed wire
$_____ /physical security transaction
$_____ /disbursement (waived if U.S. Bancorp is Administrator)
$_____ /segregated account per year

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2.

Chief Compliance Officer Support Fee*

▪	$_____ /year

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

11/20/12

Amended Exhibit D (continued) to the Custody Agreement
GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at August, 2010 – Fees for The Cushing MLP Premier Fund and The Cushing Royalty Energy Income Fund
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	12.00	$_____	Lebanon	All	20.00	$_____
Australia	All	1.00	$_____	Lithuania	All	16.00	$_____
Austria	All	1.70	$_____	Luxembourg	All	3.20	$_____
Bahrain	All	40.00	$_____	Malaysia	All	2.90	$_____
Bangladesh	All	32.00	$_____	Mali*	All	32.00	$_____
Belgium	All	1.20	$_____	Malta	All	17.60	$_____
Benin*	All	32.00	$_____	Mauritius	All	24.00	$_____
Bermuda	All	12.00	$_____	Mexico	All	1.50	$_____
Botswana	All	20.00	$_____	Morocco	All	28.00	$_____
Brazil	All	7.20	$_____	Namibia	All	24.00	$_____
Bulgaria	All	32.00	$_____	Netherlands	All	1.50	$_____
Burkina Faso*	All	32.00	$_____	New Zealand	All	2.00	$_____
Canada	All	1.00	$_____	Niger*	All	32.00	$_____
Cayman Islands*	All	0.80	$_____	Nigeria	All	24.00	$_____
Channel Islands*	All	1.20	$_____	Norway	All	1.50	$_____
Chile	All	16.00	$_____	Oman	All	40.00	$_____
China“A” Shares	All	9.60	$_____	Pakistan	All	24.00	$_____
China“B” Shares	All	9.60	$_____	Peru	All	35.00	$_____
Columbia	All	32.00	$_____	Philippines	All	3.90	$_____
Costa Rica	All	12.00	$_____	Poland	All	12.00	$_____
Croatia	All	28.00	$_____	Portugal	All	4.80	$_____
Cyprus*	All	12.00	$_____	Qatar	All	36.00	$_____
Czech Republic	All	9.60	$_____	Romania	All	28.00	$_____
Denmark	All	1.50	$_____	Russia	Equities/Bonds	30.00	$_____
Ecuador	All	28.00	$_____	Russia	MINFINs	12.00	$_____
Egypt	All	25.60	$_____	Senegal*	All	32.00	$_____
Estonia	All	5.60	$_____	Singapore	All	1.50	$_____
Euromarkets(3)	All	1.00	$_____	Slovak Republic	All	20.00	$_____
Finland	All	2.40	$_____	Slovenia	All	20.00	$_____
France	All	1.00	$_____	South Africa	All	1.50	$_____
Germany	All	1.00	$_____	South Korea	All	4.80	$_____
Ghana	All	20.00	$_____	Spain	All	1.00	$_____
Greece	All	7.20	$_____	Sri Lanka	All	12.00	$_____
Guinea Bissau*	All	40.00	$_____	Swaziland	All	24.00	$_____
Hong Kong	All	2.00	$_____	Sweden	All	1.00	$_____
Hungary	All	20.00	$_____	Switzerland	All	1.00	$_____
Iceland	All	12.00	$_____	Taiwan	All	12.00	$_____
India	All	8.00	$_____	Thailand	All	2.90	$_____
Indonesia	All	5.80	$_____	Togo*	All	32.00	$_____
Ireland	All	1.50	$_____	Trinidad & Tobago*	All	24.00	$_____
Israel	All	9.60	$_____	Tunisia	All	32.00	$_____
Italy	All	1.50	$_____	Turkey	All	9.60	$_____
Ivory Coast	All	32.00	$_____	UAE	All	36.00	$_____
Jamaica*	All	28.00	$_____	United Kingdom	All	1.00	$_____
Japan	All	1.00	$_____	Ukraine	All	19.20	$_____
Jordan	All	32.00	$_____	Uruguay	All	40.00	$_____
Kazakhstan	All	48.00	$_____	Venezuela	All	32.00	$_____
Kenya	All	24.00	$_____	Vietnam*	All	32.00	$_____
Latvia	Equities	12.00	$_____	Zambia	All	24.00	$_____
Latvia	Bonds	20.00	$_____
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

11/20/12

Amended Exhibit D (continued) to the Custody Agreement - The Cushing MLP Premier
Fund and The Cushing Royalty Energy Income Fund

Base Fee - A monthly base charge of $_____ per account (fund) will apply.

▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $50.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

11/20/12

Exhibit D-1 to the Custody Agreement
DOMESTIC CUSTODY SERVICES FEE SCHEDULE at November, 2012 – THE CUSHING RENAISSANCE ADVANTAGE FUND
Annual Fee Based Upon Market Value Per Fund*
0.40 basis point on average daily market value
Minimum annual fee per fund - $_____
Plus portfolio transaction fees

Portfolio Transaction Fees
$_____ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$_____ /U.S. Bank repurchase agreement transaction
$_____ /short sale
$_____ /option/future contract written, exercised or expired
$_____ /mutual fund trade/Fed wire/margin variation Fed wire
$_____ /physical security transaction
$_____ /disbursement (waived if U.S. Bancorp is Administrator)
$_____ /segregated account per year

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus 2.

Chief Compliance Officer Support Fee*
▪ $_____ /year

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*IMPORTANT NOTE: MINIMUM ANNUAL BASE FEE WILL BE DISCOUNTED 40% UNTIL TOTAL NET ASSETS EXCEED $_____ MILLION OR 36 MONTHS OF OPERATION, WHICHEVER COMES FIRST.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

11/20/12

Exhibit D-1 (continued) to the Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at November, 2012 - THE CUSHING RENAISSANCE ADVANTAGE FUND
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	12.00	$_____	Lithuania	All	16.00	$_____
Australia	All	1.00	$_____	Luxembourg	All	3.20	$_____
Austria	All	1.70	$_____	Malaysia	All	2.90	$_____
Bahrain	All	40.00	$_____	Mali*	All	32.00	$_____
Bangladesh	All	32.00	$_____	Malta	All	17.60	$_____
Belgium	All	1.20	$_____	Mauritius	All	24.00	$_____
Benin*	All	32.00	$_____	Mexico	All	1.50	$_____
Bermuda	All	12.00	$_____	Morocco	All	28.00	$_____
Botswana	All	20.00	$_____	Namibia	All	24.00	$_____
Brazil	All	7.20	$_____	Netherlands	All	1.50	$_____
Bulgaria	All	32.00	$_____	New Zealand	All	2.00	$_____
Burkina Faso*	All	32.00	$_____	Niger*	All	32.00	$_____
Canada	All	0.75	$_____	Nigeria	All	24.00	$_____
Cayman Islands*	All	0.80	$_____	Norway	All	1.50	$_____
Channel Islands*	All	1.20	$_____	Oman	All	40.00	$_____
Chile	All	16.00	$_____	Pakistan	All	24.00	$_____
China“A” Shares	All	9.60	$_____	Palestinian Autonomous Area*	All	36.00	$_____
China“B” Shares	All	9.60	$_____	Peru	All	35.00	$_____
Columbia	All	32.00	$_____	Philippines	All	3.90	$_____
Costa Rica	All	12.00	$_____	Poland	All	12.00	$_____
Croatia	All	28.00	$_____	Portugal	All	4.80	$_____
Cyprus*	All	12.00	$_____	Qatar	All	36.00	$_____
Czech Republic	All	9.60	$_____	Romania	All	28.00	$_____
Denmark	All	1.50	$_____	Russia	Equities	30.00	$_____
Ecuador	All	28.00	$_____	Russia	MINFINs	12.00	$_____
Egypt	All	25.60	$_____	Senegal*	All	32.00	$_____
Estonia	All	5.60	$_____	Serbia*	All	50.00	$_____
Euromarkets**	All	1.00	$_____	Singapore	All	1.50	$_____
Finland	All	2.40	$_____	Slovak Republic	All	20.00	$_____
France	All	1.00	$_____	Slovenia	All	20.00	$_____
Germany	All	1.00	$_____	South Africa	All	1.50	$_____
Ghana	All	20.00	$_____	South Korea	All	4.80	$_____
Greece	All	7.20	$_____	Spain	All	1.00	$_____
Guinea Bissau*	All	40.00	$_____	Sri Lanka	All	12.00	$_____
Hong Kong	All	1.50	$_____	Swaziland	All	24.00	$_____
Hungary	All	20.00	$_____	Sweden	All	1.00	$_____
Iceland	All	12.00	$_____	Switzerland	All	1.00	$_____
India	All	8.00	$_____	Taiwan	All	12.00	$_____
Indonesia	All	5.80	$_____	Thailand	All	2.90	$_____
Ireland	All	1.50	$_____	Togo*	All	32.00	$_____
Israel	All	9.60	$_____	Trinidad & Tobago*	All	24.00	$_____
Italy	All	1.50	$_____	Tunisia	All	32.00	$_____
Ivory Coast	All	32.00	$_____	Turkey	All	9.60	$_____
Jamaica*	All	28.00	$_____	UAE	All	36.00	$_____
Japan	All	0.75	$_____	United Kingdom	All	0.75	$_____
Jordan	All	32.00	$_____	Ukraine	All	19.20	$_____
Kazakhstan	All	48.00	$_____	Uruguay	All	40.00	$_____
Kenya	All	24.00	$_____	Venezuela	All	32.00	$_____
Latvia	Equities	12.00	$_____	Vietnam*	All	32.00	$_____
Latvia	Bonds	20.00	$_____	Zambia	All	24.00	$_____
Lebanon	All	20.00	$_____
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value:<$5 billion: 1bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50 bps.

11/20/12

Exhibit D-1 (continued) to the Custody Agreement - THE CUSHING RENAISSANCE
ADVANTAGE FUND

Annual Base Fee - $_____ per account (fund) will apply.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $_____.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $____ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

11/20/12